UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2015

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MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

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WV     000-50567     20-0034461

(State or Other Jurisdiction  (Commission(I.R.S. Employer

     of Incorporation)    File Number)Identification No.)

301 Virginia Avenue, Fairmont, WV  26554-2777

(Address of Principal Executive Offices) (Zip Code)

304-363-4800

(Registrant’s telephone number, including area code)

N/A/

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

MVB Bank today announced it has completed the acquisition of two branches of Susquehanna, a division of Branch Banking and Trust Company. Conversion of systems and MVB branding for the two new branch locations were executed over the weekend following the transaction close and new clients saw no disruption of services.

MVB Bank will assume approximately $69 million of deposits and $17 million of loans and increase its market footprint from three branches in West Virginia’s Eastern Panhandle to five in Berkeley and Jefferson counties.

The acquisition, which was announced in May 2015, includes two branches in Berkeley County, West Virginia (704 Foxcroft Avenue in Martinsburg, West Virginia, and 5091 Gerrardstown Road in Inwood, West Virginia).  This acquisition represents the third and fourth new branch locations MVB Bank has opened in 2015, increasing the bank’s footprint to 12 locations in West Virginia.

A copy of the press release, issued August 31, 2015, is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, is hereby furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange  Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

No.

99.1Press Release,  issued August 31, 2015

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

August 31, 2015MVB Financial Corp.

By:  /s/ Larry F. Mazza

       Larry F. Mazza

       President & Chief Executive Officer

Exhibit Index

Exhibit No.Description

99.1Press Release, issued August 31, 2015